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                                                                   EXHIBIT 10.25

[LOGO]  EXTENDED
        SYSTEMS



                              EMPLOYMENT AGREEMENT
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          THIS AGREEMENT is made between EXTENDED SYSTEMS INCORPORATED (ESI) and
Scott J. Ritchie (EMPLOYEE) for the employment of EMPLOYEE by ESI.


IT IS AGREED BETWEEN THE PARTIES:

    1. EMPLOYMENT: ESI hereby hires EMPLOYEE and EMPLOYEE accepts initial employment with ESI as Vice President, Operations.

    2. TERMS OF EMPLOYMENT: This Agreement shall commence the 11th day of December, 1995, and shall continue until terminated by either party.

    3. COMPENSATION: The EMPLOYEE shall receive as compensation for his/her services the amount of 9,400 per month, plus all employee benefits as set forth in the current issue of the Extended Systems Employee Handbook, plus $15,000 signing bonus and 50,000 stock options.

    4. DUTIES OF EMPLOYEE: EMPLOYEE shall have the following duties and authority: As per job description and position plan.

    5. PROBATIONARY PERIOD: The probationary period shall last six (6) months from the employee's date of hire.

    6. SICK LEAVE: If an EMPLOYEE misses five (5) consecutive work days, he/she shall not return to work without a signed statement from a medical doctor stating the nature of the illness that prevented the EMPLOYEE from working.

    7. VACATION: EMPLOYEE shall accumulate 1.25 working days of paid vacation for each month of employment. Vacation may be taken subject to advance approval by ESI. A maximum of ten (10) vacation days may be carried over into each new calendar year. Upon termination of this Agreement, EMPLOYEE shall receive compensation for accumulated vacation time.

    8. TRAVEL EXPENSES: EMPLOYEE shall be reimbursed for all authorized travel and lodging expenses.

    9. FRINGE BENEFITS: Fringe benefits shall be provided by ESI as set forth in the Extended Systems Employee Handbook. I hereby acknowledge receiving a copy of the Employee Handbook. Receipt of Employee Handbook is hereby acknowledged. /s/ SJR (Employee Initials)

    10. DRUG AND ALCOHOL POLICY: EMPLOYEE agrees to abide by the terms of the Extended Systems Drug and Alcohol Policy. Receipt of Drug and Alcohol Policy is hereby acknowledged. /s/ SJR (Employee Initials).

    11. TERMINATION: With or without good cause either party may terminate this Agreement by giving fourteen (14) days written notice to the other. Termination of this agreement shall not terminate the NONDISCLOSURE AGREEMENT between the parties.


DATED this 11th day of December, 1995.

ESI
By      /s/ Debbie Kaylor                         /s/ Scott J. Ritchie
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                                                        EMPLOYEE